Exhibit 10.8

RBB Bancorp

2017 Omnibus Stock Incentive Plan

Stock Appreciation Rights Award Agreement

RBB Bancorp

2017 Omnibus Stock Incentive Plan

Stock Appreciation Rights Award Agreement

You have been selected to be a participant in the RBB Bancorp 2017 Omnibus Stock Incentive Plan (the “Plan”), as specified below:

Participant:

Total Number of Stock Appreciation Rights: shares

Date of Grant:

Date of Expiration:

Grant Price:

THIS AGREEMENT (the “Agreement”) effective                     , represents the grant of Stock Appreciation Rights (“SARs”) by RBB Bancorp, a California corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan. SARs represent the right to receive the aggregate dollar value of appreciation (“Appreciation”) in the Fair Market Value, as defined in the Plan, of the Company’s Common Stock on the number of shares (the “Granted Shares”) set forth above. The Appreciation shall be completed by multiplying (A) the excess, if any of (i) the Fair Market Value of a share of Stock on the Exercise Date (as defined below), over (ii) the Fair Market Value of a share of Stock on the Grant Date (the “Grant Price”), times (B) the number of Granted Shares exercised. The Appreciation may be payable by the Company in cash, shares of Stock, or any combination thereof, as determined in this Agreement, or preclude the right of the Participant to receive and the Company to issue shares of Stock or other equity securities in lieu of cash. This SAR is in all respects limited and conditional as hereinafter provided, and is subject to the terms and conditions of the Plan.

The Plan provides a complete description of the terms and conditions governing the SARs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.

All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

The parties hereto agree as follows:

Article 1.	Grant and Vesting of SAR

This Agreement evidences the Company’s grant to the Participant as of the Grant Date, the right to exercise, on the terms and conditions described in this Agreement and in the Plan, all or a portion of the SAR, and become entitled to payment of the Appreciation with respect to the exercised portion of the SAR. The

SAR shall become exercisable if, and only if, the employee is employed by the Company at all times from the Grant Date through the relevant vesting date pursuant to the following schedule:

Cumulative Percentage of Shares Exercisable	Vesting Date
%	[INSERT DATE]
%	[INSERT DATE]
%	[INSERT DATE]

The SAR shall vest and become fully exercisable upon termination of employment as a result of Death, Disability or attainment of Normal Retirement Age, as defined in the Plan. This SAR shall expire at 5:00 p.m., pacific standard time, on the      anniversary of the Grant Date (the “Expiration Date”).

Article 2.	Exercise and Payment of Appreciation

Upon exercise of all or a portion of this SAR as required by the Company, the Participant shall be paid that number of shares of Stock equal to the quotient of (i) the Appreciation applicable to the number of Granted Shares to which this SAR is exercised divided by (ii) the Fair Market Value of a share of Stock on the date such notice was received by the Company (the “Exercise Date”), less any shares of Stock withheld to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this SAR, as specified in Article 7. The shares of Stock so determined shall be registered in the name of the person or persons so exercising this SAR (or, if this SAR shall be exercised by the Participant and if the Participant shall so request in the notice exercising this SAR, shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship or a trust established by the Participant for estate planning purposes) and shall be delivered as provided above to or upon the written order of the person or persons exercising this SAR. In the event this SAR is exercised by any person or persons after the legal disability or Death of the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this SAR. All shares of Stock that shall be delivered upon the exercise of this SAR as provided herein shall be fully paid and non-assessable by the Company.

Article 3.	Termination Provisions

Except as provided below, a Participant shall be eligible for payment of awarded SAR only if the Participant’s employment with the Company continues through the end of the Performance Period.

(a)    Effect of Termination of Employment or Service. This SAR shall terminate upon or following the Participant’s termination of employment with the Company and its Subsidiaries as follows:

(i)     In the event the Participant’s employment terminates for any reason other than Death, Disability, Cause or Retirement, then the Participant may at any time within three (3) months after his or her termination of employment, exercise this SAR to the extent, and only to the extent, the SAR or portion thereof was exercisable at the date of such termination.

(ii)     In the event the Participant’s employment terminates, other than as a result of Death, Disability, Normal Retirement or Cause, and the Participant returns to employment with the Company within three (3) months after the termination, the termination will have no effect on the SAR and the Participant shall have the same number of shares and the same vesting schedule set forth in this Agreement.

(iii)     In the event the Participant’s employment terminates as a result of Disability, then the Participant may at any time within one (1) year after such termination exercise such SAR.

(iv)     In the event the Participant’s employment terminates for Cause, the SAR shall terminate immediately and no rights thereunder may be exercised.

(v)    In the event the Participant dies (x) within three (3) months after termination as described in clause (i) above, then, to the extent it is not exercisable, the SAR shall become immediately and fully exercisable; or (y) within one (1) year after termination as a result of Disability as described in clause (iii) above or Retirement under clause (vi) below, then the SAR may be exercised at any time within one (1) year after the Participant’s Death by the person or persons to whom the Participant’s rights pass by transfer or Beneficiary Designation, as the case may be, or, absent such a transfer or Beneficiary Designation, as the case may be, by the person or persons to whom such rights under the SAR shall pass by will or the laws of descent and distribution.

(vi)     In the event the Participant terminates employment as a result of Retirement, the Participant may at any time within one (1) year after termination of service by reason of Retirement, exercise such SARs to the extent, and only to the extent, the SAR or portion thereof was exercisable at the date of such termination.

Article 4.	Change in Control

Notwithstanding anything herein to the contrary, upon a Change in Control, the Participant shall be entitled to exercise all of the SAR shares that such Participant is awarded under this Agreement. Shares or cash shall be paid out to the Participant within thirty (30) days of the effective date of the Change in Control.

“Change in Control” of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any of the following events:

(a)	The acquisition in a transaction or series of transactions by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Company; provided, however, that for purposes of this Agreement, the following acquisitions will not constitute a Change in Control: (A) any acquisition by the Company; (B) any acquisition of common stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof; and (C) any acquisition by any Person pursuant to a transaction which complies with subsections (c) (i), (ii) and (iii), below;

(b)	Individuals who, as of , 20 [same date as this Agreement] are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)

Consummation, following shareholder approval, of a reorganization, merger, or consolidation of the Company and/or its subsidiaries, or a sale or other disposition (whether by sale, taxable or non-taxable exchange, formation of a joint venture or otherwise) of fifty percent (50%) or more of the assets of the Company and/or its subsidiaries (each a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were beneficial owners of shares of the common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of the entity resulting from the Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries)(the “Successor Entity”); (ii) no Person (excluding any Successor entity or any employee benefit plan or related trust, of the Company or such Successor Entity) owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Successor Entity, except to the extent that such ownership existed prior to such Business Combination; and (iii) at least a majority of the members of the Board of

Directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with subsections (c) (i), (ii), and (iii) above.

(e)	A Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock which increases the percentage of the then outstanding Common Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f)	A Change in Control shall not be deemed to occur unless and until all regulatory approvals required in order to effectuate a Change in Control of the Company have been obtained and the transaction constituting the Change in Control has been consummated.

Article 5.	Dividends

All dividends and other distributions paid with respect to the shares of Common Stock shall accrue for the benefit of the Participant to be paid out to the Participant pursuant to Article 8.

Article 6.	Rights of the Participant

No Participant shall be deemed for any purpose to be the owner of any Granted Shares subject to any SAR unless and until (a) the SAR shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered the shares of Stock to the Participant and (c) the Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Granted Shares.

Article 7.	Withholding

Subject to limitations set forth in the Plan, the Company shall have the right to deduct from any distribution of shares of Stock to any Participant, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding for Taxes”) with respect to any SAR. If a Participant is entitled to receive shares of Stock upon exercise of a SAR, the Participant shall pay the Withholding for Taxes to the Company prior to the issuance of such shares of Stock. Notwithstanding the preceding sentence, all or any portion of the taxes required to be withheld by the Company or, if permitted by the Board, desired to be paid by the Participant, in connection with the exercise of a SAR, at the election of the Participant, may be paid by the Company by withholding shares of Stock otherwise issuable or subject to a SAR. Any such election is subject to such conditions or procedures as may be established by the Board and may be subject to disapproval by the Board.

Article 8.	Adjustment

If the outstanding shares of Stock or other securities of the Company, or both, for which a SAR is then exercisable or as to which a SAR is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split or reverse stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of common stock or other securities which are subject to the Plan or subject to any SARs theretofore granted, and the exercise or settlement prices of such SARs, shall be automatically appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise or settlement price; provided, however, that such adjustment shall be made only to the extent that such adjustment will not affect the status of a SAR which was intended to qualify as “performance based compensation” under Internal Revenue Code section 162(m) at the time of grant. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of a SAR theretofore granted, the Participant shall be entitled to purchase under such SAR, in lieu of the number of shares of Stock as to which such SAR shall then be exercisable, the number and class of shares of stock, securities, cash, property or other consideration to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Stock as to which such SAR is then exercisable.

Article 9.	Nontransferability

SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 10.	Administration

This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time by the Board of Directors, as well as to such rules and regulations as the Board may adopt for administration of the Plan. It is expressly understood that the Board is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, in its sole discretion, all of which shall be binding upon the Participant.

Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

Article 11.	Miscellaneous

(a)	The selection of any employee for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company. The right and power of the Company to dismiss or discharge any Participant at-will, is specifically reserved. Such Participant or any person claiming under or through the Participant shall not have any right or interest in the Plan or any Award thereunder, unless and until all terms, conditions, and provisions of the Plan that affect such Participant have been complied with as specified herein.

(b)	The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement without the Participant’s written consent.

(c)	Participant shall not have voting rights with respect to the SARs. Participant shall obtain voting rights upon the settlement of SARs and distribution into shares of common stock of the Company.

(d)	The Participant may defer such Participant’s receipt of the payment of cash and the delivery of shares of common stock, that would otherwise be due to such Participant by virtue of the SAR, pursuant to the rules of the RBB Bancorp Nonqualified Deferred Compensation Plan and the procedures set forth by the Board. If the Participant elects to defer the receipt of the award, the Participant will be required to pay any necessary taxes from their own funds. They will not be allowed to have their deferred award reduced for tax withholding.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

(g)	Any awards received by Participant are subject to the provisions of the Stock Ownership Guidelines approved by the Board of Directors.

The following parties have caused this Agreement to be executed effective as of                     .

RBB BANCORP

By:
Chairman of the Board

By:
Secretary

Participant